Exhibit 5.1

POULTON & YORDAN
ATTORNEYS AT LAW

July 19, 2013

Profire Energy, Inc.
321 South 1250 West, Suite 1
Lindon, Utah 84042

Re: Registration Statement on Form S-8; 4,455,000 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by Profire Energy, Inc., a Nevada corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, (the “Act”) of an aggregate of 4,455,000 shares of Common Stock of the Company, par value $0.001 per share (the “Shares”), issuable under The Flooring Zone, Inc. (n.k.a. Profire Energy, Inc.) 2003 Stock Incentive Plan (the “2003 Plan”) and the Profire Energy, Inc. 2010 Equity Incentive Plan (the “2010 Plan”) (the 2003 Plan and the 2010 Plan are collectively referred to herein as the “Plans”).  This opinion is furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals.  We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

It is opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

POULTON & YORDAN 324 SOUTH 400 WEST, SUITE 250 SALT LAKE CITY, UTAH 84101	TELEPHONE: 801-355-1341 FAX: 801-355-2990 POST@POULTON-YORDAN.COM

Profire Energy, Inc.
July 19, 2013

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name whenever appearing in the Registration Statement and any amendments thereto.

Very truly yours,
POULTON & YORDAN

/s/ Poulton & Yordan